UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

GETTY REALTY CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

292 Madison Avenue, 9th Floor, New York, New York	10017-6318
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 349-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2026, Getty Realty Corp., a Maryland corporation (the “Company”), through its wholly owned subsidiary, Getty Leasing, Inc., a Delaware corporation (the “Buyer”), entered into a purchase and sale agreement (the “PSA”) with Refuel Operating Company, LLC, a Delaware limited liability company (“Refuel”), and Blue Horseshoe 2, LLC, a South Carolina limited liability company and an affiliate of Refuel (collectively, the “Seller”), to acquire a portfolio of 41 convenience store properties located in Mississippi, North Carolina, South Carolina, and Texas (the “Properties”). The acquisition was consummated simultaneously with the execution of the PSA. In connection with the closing, the Buyer and Refuel entered into four unitary triple net lease agreements, each with an initial term of 20 years, multiple renewal options and rent escalations every five years, pursuant to which the Properties were leased to Refuel. Refuel’s obligations under the leases are guaranteed by FR Refuel, LLC, its parent company. The purchase price under the PSA was approximately $260.9 million. The Company funded the acquisition with a combination of proceeds from forward equity sale agreements, unsecured debt financing, and proceeds from property dispositions. The PSA contains customary representations, warranties, covenants and termination provisions for a transaction of this nature.

Neither Seller is affiliated with the Company and neither Seller has any material relationship with the Company or its subsidiaries, other than in respect of the PSA and as a tenant at six of the Company’s properties.

The foregoing description of the PSA does not purport to be complete and is qualified in its entirety by reference to the PSA, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Item 7.01. Regulation FD Disclosure.

On September 22, 2026, the Company issued a press release announcing the closing of the transaction described under Item 1.01. The Company’s press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release issued by Getty Realty Corp. on September 22, 2026.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: September 25, 2026	By:	/s/ Brian R. Dickman
Brian R. Dickman
Executive Vice President
Chief Financial Officer and Treasurer